UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CIMPRESS PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CIMPRESS PLC
Building D, Xerox Technology Park, Dublin Road
Dundalk, Co. Louth A91 H9N9
Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress plc will hold its 2020 Annual General Meeting of Shareholders:

on Monday, November 23, 2020
at 12:30 p.m. Eastern Standard Time
at the offices of Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Sophie A. Gasperment to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2023

(2) Approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in this proxy statement

(3)  Approve our proposed 2020 Equity Incentive Plan

(4) Set the minimum price at which we may reissue our treasury shares at €0.01 and the maximum price at which we may reissue our treasury shares at an amount equal to 200% of the market price of our ordinary shares on the Nasdaq Global Select Market, or Nasdaq, or any other securities exchange where our shares are then traded, until May 18, 2022

(5) Reappoint PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting of shareholders in 2021

(6) Authorize our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law

(7) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Each of Proposals 1 - 3, 5 and 6 will be proposed as ordinary resolutions under Irish law, requiring, in each case, at least a simple majority of the votes cast to be in favor of the resolution for the resolution to pass. Proposal 4 will be proposed as a special resolution under Irish law, requiring at least 75% the votes cast to be in favor of the resolution for the resolution to pass.

During the annual general meeting, management will present, for consideration by the shareholders, our statutory financial statements under Irish law for the fiscal year ended June 30, 2020 (including the reports of the directors and the Irish statutory auditor thereon) and a review of Cimpress' affairs.

Our Board of Directors has no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on September 25, 2020 are entitled to attend and vote at the annual general meeting, or to appoint one or more proxies to attend, speak, and vote instead of the shareholder at the annual general meeting. A proxy need not be a shareholder. To be valid, a proxy must be received no later than 4:00 p.m. Eastern Standard Time on Tuesday, November 17, 2020 at one of the address(es) and otherwise in the manner described in the attached proxy statement. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

Please read the attached proxy statement for additional information on the matters to be considered at the annual general meeting. The proxy statement is incorporated into this notice by this reference.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Board of Directors,
Founder, Chairman and Chief Executive Officer
[____________], 2020

CIMPRESS PLC
Building D, Xerox Technology Park, Dublin Road
Dundalk, Co. Louth, A91 H9N9
Ireland

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 23, 2020

This proxy statement contains information about the 2020 Annual General Meeting of Shareholders of Cimpress plc which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Monday, November 23, 2020 at the offices of Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. The meeting will begin at 12:30 p.m. Eastern Standard Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Cimpress plc (which is also referred to as we, us, the company, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing or making available the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2020 on or about [_______], 2020.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual General Meeting of Shareholders:

This Proxy Statement, the 2020 Annual Report to Shareholders, and the statutory financial statements under Irish law for the fiscal year ended June 30, 2020 (including the reports of our directors and our Irish statutory auditor thereon) are available for viewing, printing and downloading at http://proxy.ir.cimpress.com. We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as filed with the SEC, as well as the statutory financial statements under Irish law for the fiscal year ended June 30, 2020 (including the reports of our directors and our Irish statutory auditor thereon), to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress plc, c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

For this annual meeting, we are taking advantage of the United States Securities and Exchange Commission (SEC) rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. On or about [________], 2020 we mailed to our beneficial shareholders a notice containing instructions on how to access our proxy statement and 2020 Annual Report to Shareholders and how to vote online. All other shareholders will continue to receive a paper copy of this proxy statement, proxy card and Annual Report by mail. The Notice of Internet Availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you only received a Notice by mail or (ii) elect to receive your proxy statement and Annual Report over the Internet if you received them by mail this year.

EXPLANATORY NOTE ABOUT OUR CROSS-BORDER MERGER

On December 3, 2019, Cimpress completed its previously announced cross-border merger pursuant to which Cimpress N.V., our former publicly traded parent company incorporated in the Netherlands, merged with and into Cimpress plc, a public limited company incorporated in Ireland, with Cimpress plc surviving the merger. As a result of this cross-border merger, all of Cimpress N.V.'s outstanding ordinary shares, €0.01 par value per share, were exchanged on a one-for-one basis for newly issued ordinary shares, €0.01 nominal value of per share, of Cimpress plc, and Cimpress plc assumed all of Cimpress N.V.'s rights and obligations and became the publicly traded parent company of the Cimpress group of companies.

i

Throughout this proxy statement, when we refer to Cimpress and its Board of Directors during periods before December 3, 2019, we are referring to Cimpress N.V., the Dutch company. When we refer to Cimpress and its Board of Directors during periods after December 3, 2019, including the current period, we are referring to Cimpress plc, the Irish company.

ii

iii

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors:

The Board of Directors of Cimpress plc consists of four independent, non-employee directors and Robert Keane, our Chief Executive Officer, who serve for rotating terms of up to three years.

Name	Age	Board Position	Cimpress Director Since	Current Term Expires at our Annual General Meeting In:	Independent Director
Robert S. Keane	57	Chairman	January 1995	2022	No
Sophie A. Gasperment	56	Non-Employee Director	November 2016	2020	Yes
John J. Gavin, Jr.	65	Non-Employee Director	August 2006	2021	Yes
Zachary S. Sternberg	35	Non-Employee Director	November 2017	2021	Yes
Scott J. Vassalluzzo	48	Non-Employee Director	January 2015	2022	Yes

ROBERT S. KEANE has served as our President, Chief Executive Officer, and Chairman since he founded Cimpress in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane has also served on the Board of Directors of Astronics Corporation, a leading supplier of advanced technologies and products to the global aerospace, defense and other mission critical industries, since December 2019. Mr. Keane brings to Cimpress' Board his experience growing Cimpress from inception in 1995 to more than $2 billion of revenue in our 2020 fiscal year, his understanding of the drivers of intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

SOPHIE A. GASPERMENT has served as Senior Advisor to Boston Consulting Group since November 2019, where her primary focus is to support their Consumer and Digital Acceleration practices. Ms. Gasperment previously held multiple senior management positions at L’Oréal, the world’s leading beauty company, from September 1986 to November 2018. This included Chief Executive Officer and Executive Chairman of The Body Shop International, the iconic British retailer spanning 60 countries and ca. 20,000 people strong, from July 2008 to October 2013, as well as Managing Director, L’Oréal UK and Ireland, from January 2004 to January 2008. More recently, from January 2014 to November 2018, Ms. Gasperment was L’Oréal's Group General Manager leading Strategic Prospective and Financial Communication. Since June 2010, Ms. Gasperment has served on the board of Accor, a CAC40 publicly traded company and a world leader in hospitality, and is currently Chair of that board's Appointments, Compensation and CSR Committee and a member of the Audit and Compliance Committee. Since May 2018, Ms. Gasperment has served on the supervisory board of D’Ieteren, a Euronext-listed global company, and is a member of the Appointments and Compensation Committee. Since December 2018, Ms. Gasperment has also served on the board of Kingfisher plc, a FTSE 100 Home Improvement international company, and is currently Chair of that board's Responsible Business Committee and a member of the Nomination Committee. Ms. Gasperment has been elected, effective September 2020, to the board of directors of Givaudan SA, the world leading flavour and fragrances company that is publicly traded on the SIX Swiss Exchange. In addition to serving on the Board of Directors of Cimpress plc, Ms. Gasperment serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Gasperment brings to Cimpress' Board her leadership and strategy skills and perspective, her international brand-building expertise, her experience of digital transformation and acceleration, her acumen in both consumer goods and retail, as well as her experience on the boards of other public companies and her broader business experience in multi-cultural environments.

JOHN J. GAVIN, JR. serves on the board of Varonis Systems, Inc., a provider of data governance solutions for unstructured data. Mr. Gavin previously served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software, from January 2007 through June 2008, when it was acquired by BMC Software, and as Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, from April 2004 through December 2006. Prior to Navisite, Mr. Gavin served as the Chief Financial Officer of Cambridge Technology Partners and Data General Corporation. Mr. Gavin also spent ten years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. In addition to serving on the Board of Directors of Cimpress plc, Mr. Gavin also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Gavin brings to Cimpress' Board his extensive experience as chief financial officer of several growing companies, his experience on the boards of other public companies, and ten years as an independent auditor. Mr. Gavin is a certified public accountant.

ZACHARY S. STERNBERG is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Spruce House holds 9.1% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. Mr. Sternberg also serves on the boards of directors of Victoria PLC, an international manufacturer and distributor of innovative flooring products, and GTT Communications, Inc., the owner/operator of a global Tier 1 internet network and provider of a comprehensive suite of cloud networking services. Mr. Sternberg brings to Cimpress' Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

SCOTT J. VASSALLUZZO is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the SEC that holds 15% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to Cimpress' Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Our Executive Officers:

Name	Title	Age	Joined Cimpress
Robert S. Keane	Founder, Chief Executive Officer, and Chairman	57	January 1995
Sean E. Quinn	Executive Vice President and Chief Financial Officer	41	October 2009
Maarten Wensveen	Executive Vice President and Chief Technology Officer	40	October 2011

ROBERT S. KEANE: Mr. Keane's biography is in the "Our Board of Directors" section above.

SEAN E. QUINN has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, and in various other financial roles from October 2009 to April 2012. Before joining Cimpress, Mr. Quinn was a certified public accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices.

MAARTEN WENSVEEN has served as our Executive Vice President and Chief Technology Officer since February 2019. Mr. Wensveen previously served as Senior Vice President from January 2017 to February 2019 and Vice President of Technology from February 2015 to January 2017. Mr. Wensveen joined Cimpress in November 2011 when we acquired Albumprinter, and he served in various roles at Albumprinter including IT Manager from December 2006 to June 2012.

There are no family relationships among any of Cimpress' directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person is to be selected for appointment to the Board of Directors.

PROPOSAL 1 - REAPPOINT SOPHIE A. GASPERMENT TO OUR BOARD OF DIRECTORS

The five members of our Board of Directors serve for rotating terms of up to three years. In accordance with the recommendation of the Nominating Committee of the Board, our Board recommends the reappointment of Sophie A. Gasperment for a three-year term ending at the conclusion of our annual general meeting of shareholders in 2023 because of her leadership and strategy skills and perspective, her international brand-building expertise, her experience of digital transformation and acceleration, her acumen in both consumer goods and retail, as well as her experience on the boards of other public companies and her broader business experience in multi-cultural environments.

You can find more information about Ms. Gasperment in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

Our Board of Directors recommends that you vote FOR the reappointment of Ms. Gasperment to the Board.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, or CD&A, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the shareholder vote when making future compensation decisions for our named executive officers.

At our annual general meeting in 2017, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives total compensation (including base salary and long-term incentive awards) at the 75th percentile of the competitive market for extraordinary performance by Cimpress. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

When considering the competitiveness of our executive compensation program for fiscal year 2020, our Compensation Committee took into account a compensation analysis that we developed internally using published compensation survey data, as well as detailed historical compensation analyses for each executive officer. The Committee did not use a compensation peer group or engage a compensation consultant for fiscal year 2020.

Temporary measures for COVID-19 pandemic. In light of the effects of the COVID-19 pandemic on Cimpress' business and financial results, for the fourth quarter 2020 we instituted a salary restructuring program for certain employees pursuant to which each employee’s cash compensation payable during the quarter was reduced in exchange for an award of restricted share units (RSUs) having the same value as the amount by which such employee’s cash compensation was reduced. Our Board of Directors approved this program for our executive officers other than Robert Keane and also agreed to waive cash compensation payable to the non-employee directors in the third and fourth quarters of 2020 in exchange for RSU awards having the same value as the waived cash compensation. As Mr. Keane already receives all of his compensation in the form of performance share units, other than the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act, there was no change to his compensation.

Incentive compensation. In fiscal year 2020, we used performance share units (PSUs) granted under our 2016 Performance Equity Plan as the sole long-term incentive (LTI) compensation vehicle for our named executive officers. Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress plc upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate, or CAGR, of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares, or 3YMA, over a multiple-year period determined by our Board of Directors.

In the past, we allowed our executive officers and some of our other employees to elect to receive a portion of their LTI awards in the form of cash retention bonuses that pay the employee a fixed amount in equal payments over several years so long as Cimpress continues to employ the recipient. However, in fiscal year 2020, while non-executive officer employees could elect to receive cash retention bonuses, we changed the LTI compensation structure for our named executive officers to be 100% PSUs in order to tie their compensation more fully to Cimpress' long-term performance.

Pay for performance. Cimpress' uppermost financial objective is to maximize our intrinsic value per share, or IVPS. We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as free cash flow plus cash interest expense related to borrowing. Extending our history of success into the next decade and beyond in line with this top-level objective is important to us, and we have designed our compensation program to encourage our executives and employees to manage to a long-term time horizon and to forgo short-term actions and metrics except to the extent those short-term actions and metrics support our long-term goals. We believe that the 3YMA CAGR over a multiple-year period is a proxy for the change in our IVPS over the same time frame. Accordingly, the PSUs we granted in fiscal year 2020 to our executives and employees other than Mr. Keane are based on Cimpress' performance over a period of four to eight years, and PSUs granted to our Board of Directors including Mr. Keane are based on Cimpress' performance over six to ten years.

The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' long-term performance. For example, our Chief Executive Officer receives all of his compensation, including his base salary and Board retainer fees, in the form of PSUs, other than $684 per week paid in cash which is the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act as of June 30, 2020.

Our Compensation Committee takes into account shareholder feedback when designing our executive compensation program, which has received more than 96% approval from our shareholders at each of our last seven annual general meetings of shareholders. The Compensation Committee intends to continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

Compensation Components for Executives

For fiscal year 2020, the principal elements of our compensation program for our named executive officers included:

Under our pay-for-performance philosophy, the compensation of our executives and other employees at higher levels in the organization is more heavily weighted toward variable compensation based on our performance, and base salary generally accounts for a smaller portion of these employees’ total compensation packages. The percentiles of competitive market data that we use to evaluate the compensation of our named executive officers are designed to ensure that our executive officers will receive total compensation significantly below the median if Cimpress does not perform well and significantly above the median for Cimpress' extraordinary performance. In accordance with this philosophy, the Compensation Committee initially allocates the compensation of our executive officers within the percentiles listed below, and then may use its discretion to adjust each executive officer’s compensation to reflect other factors such as general economic conditions, the internal equity of compensation among our executives, and the executive’s experience, role, and individual performance.

•	Base salary at the 50th percentile of competitive market data

•	Total compensation (base salary plus LTI awards) at the 75th percentile of competitive market data

Base Salary

For fiscal year 2020, our Board of Directors increased the base salaries of Robert Keane and Sean Quinn by 4% from their fiscal year 2019 levels to more closely align their salaries with 50th percentile of competitive market data. Beginning in the second half of fiscal year 2019, in order to tie Mr. Keane's compensation as fully as possible to Cimpress' long-term performance, Mr. Keane's base salary and director fees are paid in PSUs, other than a small amount of cash representing the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act ($455 per week for calendar year 2019 and $684 per week for calendar year 2020).

Maarten Wensveen was promoted from Senior Vice President to Executive Vice President in February 2019 and received a 33% increase in base salary at that time in connection with the promotion. Our Board of Directors did not make any further change to his base salary for fiscal year 2020.

Beginning in March 2020, in light of the effects of the COVID-19 pandemic on Cimpress' business and financial results, we executed on significant cost reductions in order to fortify our financial position. One of those cost reductions was a temporary 50% reduction in the base salaries of our named executive officers other than Robert Keane during the fourth quarter 2020. In exchange for this reduction, we granted to each impacted executive an RSU award under our 2011 Equity Incentive Plan having the same value as the executive's salary reduction for the fourth quarter. These RSU awards vest in full on August 15, 2020 so long as the executive is still a Cimpress employee on the vesting date, at which time each RSU is automatically converted into ordinary shares of Cimpress plc on a one-to-one basis. Because Mr. Keane already receives almost all of his compensation in the form of PSUs, as noted above, he was not included in the salary reduction program.

Long-Term Incentive Program

Our LTI program is designed to focus our executives and employees on long-term performance and value creation for the company and our shareholders. Although we have various LTI programs for our non-executive officer employees that are tailored to the employees' responsibilities and contributions, the sole LTI compensation vehicle for our named executive officers for fiscal year 2020 was PSU awards granted under our 2016 Performance Incentive Plan (2016 Plan). Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress plc upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR over a period determined by the Board. For PSUs granted during fiscal year 2020 this performance period was four to eight years for employees and executives other than Mr. Keane, and a longer-term performance period of six to ten years for our Board of Directors including Mr. Keane. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting. PSUs granted to employees generally vest 25% per year over four years so long as the employee remains employed by Cimpress. However, service-based vesting is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to their then-vested PSUs, subject to achievement of the relevant performance conditions.

If a participant resigns or is terminated other than for cause, they retain all PSUs that have satisfied the service-based vesting condition as of their resignation or termination date. If Cimpress achieves the performance thresholds described below, the former participant would receive Cimpress ordinary shares upon settlement of the PSUs, even though they no longer have an employment, director, or other service relationship with Cimpress.

Second condition to a Performance Dependent Issuance: 3YMA Performance. For each PSU award, we calculate a baseline 3YMA as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. Our Board of Directors determines the performance period and measurement dates for each PSU award, and on each measurement date we calculate the 3YMA as of such date. On the first of these measurement dates that the 3YMA equals or exceeds a minimum CAGR of set by the Board, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier set by the Board.

3YMA Performance Criteria for our CEO and Board. PSU awards granted to Robert Keane and the other members of our Board of Directors have a performance period of six to ten years in order to help focus our CEO and Board on Cimpress' performance over the long term. Beginning on the sixth anniversary of the baseline measurement date set forth in these PSU awards, and on each anniversary thereafter through year ten, we will calculate the 3YMA as of such date. On the first of these measurement dates that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multiplier begins at 125% for an 11% 3YMA CAGR and increases on a sliding scale to 250% for a 3YMA CAGR of 20% or above. If the 3YMA CAGR does not reach at least 11% on any of the sixth through tenth anniversaries of the baseline measurement date, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

3YMA Performance Criteria for Employees and Executive Officers other than our CEO. In past years, PSU awards granted to employees and executive officers had the same six-to-ten-year performance period and similar 3YMA CAGR thresholds as the PSU awards granted to our CEO and Board members. For PSU awards granted in fiscal year 2020, in order to enhance the retention value of the awards and bring our equity compensation program more in line with other companies with which we are competing for talent, we reduced the performance period and lowered the CAGR thresholds for employees and executive officers other than Robert Keane. Beginning on the fourth anniversary of the baseline measurement date set forth in these PSU awards, and on each anniversary thereafter through year seven, we will calculate the 3YMA as of such date. On the first of these measurement dates that the 3YMA equals or exceeds a CAGR of 9%, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multiplier begins at 100% for a 9% 3YMA CAGR and increases on a sliding scale to 250% for a 3YMA CAGR of 20% or above.

If the 3YMA has not reached at least 9% on any of the fourth through seventh anniversaries of the baseline measurement date for the PSU award and thus a Performance Dependent Issuance has not yet occurred, then for PSU awards granted to employees and executive officers other than Mr. Keane, the threshold CAGR level for 3YMA performance at the eighth anniversary of the baseline measurement date is lowered to a 7% CAGR, and if the 3YMA performance meets or exceeds a 7% CAGR on the eighth anniversary the recipient would still receive Cimpress ordinary shares, but at a significantly declining multiple beginning at 75% for a 7% 3YMA CAGR and increasing on a sliding scale to 250% for a 3YMA CAGR of 20% or above.

If none of the 3YMA CAGR performance goals are achieved by the eighth anniversary of the baseline measurement date for the PSU award, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

The actual closing price of the Cimpress shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

Cash Retention Bonuses

In past years, we allowed our executive officers other than Mr. Keane to elect to receive a portion of their LTI awards in the form of cash retention bonuses, subject to a minimum threshold that was required to be allocated to PSUs. The cash retention bonuses pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient.

In fiscal year 2020, we changed the LTI compensation structure for our named executive officers to be 100% PSUs in order to tie their compensation more fully to Cimpress' long-term performance. However, Mr. Quinn still holds cash retention bonus awards that were granted in previous fiscal years and that continued to vest, with the incremental vested amounts being earned, in fiscal year 2020.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location.

U.S.-based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period. As part of the cost reductions we executed due to the COVID-19 pandemic, we suspended the 401(k) matching contributions for U.S. employees beginning in April 2020.

We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location, although we do pay for a driver for Mr. Keane so that he can work during his commute. We also from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses and tax preparation fees and associated tax gross-ups relating to their work outside of their home countries. You can find more information about these arrangements in the Summary Compensation Table of this proxy statement.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our executive officers. Under the executive retention agreements, if we terminate an executive officer’s employment other than for cause, death, or disability (each as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements) before a change in control of Cimpress or within one year after a change in control (as defined in the agreements), then the executive is entitled to receive:

•
A lump sum severance payment equal to two years’ salary and annual bonus, in the case of Mr. Keane, or one year’s salary and annual bonus, in the case of the other executive officers. Because we no longer grant annual bonuses to our executives and employees, this amount would include only salary.

•
With respect to any outstanding annual or multi-year cash incentive award under our previous cash performance incentive plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her target incentive. Because we no longer grant awards under the cash performance incentive plan to our executives and employees, this amount would be zero.

•
The continuation of all other employment-related health and welfare benefits for up to two years after the termination in the case of Mr. Keane, or up to one year after the termination in the case of our other executive officers.

Both the executive retention agreements and our 2016 Plan have change in control provisions. The executive retention agreements provide that, upon a change in control of Cimpress, all equity awards (other than PSUs granted under the 2016 Plan) granted to each executive officer will accelerate and become fully vested, and each executive’s annual or multi-year cash incentive awards under our previous cash performance incentive plan would accelerate such that the executive would receive a portion of his or her target bonus for the remaining performance period after the change in control. In addition, if after a change in control Cimpress' successor terminates the executive's employment without cause, or the executive terminates his or her employment for good reason, then each of the executive’s share options remains exercisable until the earlier of one year after termination or the original expiration date of the award.

The 2016 Plan provides that, upon a change in control, all PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the plan if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the CAGR performance goals set forth in the plan.

Our Compensation Committee decided that we would no longer include any excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly, the only current executive officer who has an excise tax gross-up provision in his agreement is Mr. Keane. If Mr. Keane is required to pay any excise tax pursuant to Section 4999 of the US Tax Code as a result of compensation payments made to him, or benefits he obtained (including the acceleration of equity awards), in connection with a change in ownership or control of Cimpress, we are required to pay him an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing Mr. Keane's compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999 of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to Mr. Keane.

The following table sets forth information on the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2020.

Name		Cash Payment ($)(1)	Accelerated Vesting of RSUs and PSUs ($)(2)	Benefits ($)(3)	Tax Gross-Up Payment ($)(4)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,500,000	—	62,624	—	3,562,624
•	Change in Control	—	18,105,176	—	—	18,105,176
•	Change in Control w/ Termination Without Cause or With Good Reason	3,500,000	18,105,176	62,624	—	21,667,800

Sean E. Quinn
•	Termination Without Cause or With Good Reason	800,000	—	21,516	—	821,516
•	Change in Control	—	6,000,629	—	—	6,000,629
•	Change in Control w/ Termination Without Cause or With Good Reason	800,000	6,000,629	21,516	—	6,822,145

Maarten Wensveen
•	Termination Without Cause or With Good Reason	600,000	—	21,228	—	621,228
•	Change in Control	—	3,292,392	—	—	3,292,392
•	Change in Control w/ Termination Without Cause or With Good Reason	600,000	3,292,392	21,228	—	3,913,620

_____________

(1)	Amounts in this column for Termination Without Cause or With Good Reason represent severance amounts payable under the executive retention agreements.

(2)
Amounts in this column represent the value, based on $76.34 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2020, the last trading day of our 2020 fiscal year, of (1) unvested RSUs that would vest and (2) shares that would be issued pursuant to vested PSUs upon the triggering event described in the first column. For PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent an 11% CAGR over the baseline 3YMA of the PSUs, which is the target performance goal in the 2016 Plan.

(3)
Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers.

(4)
None of our executive officers other than Mr. Keane have excise tax gross-up provisions in their agreements. The amounts in this column for Mr. Keane are estimates based on a number of assumptions and do not necessarily reflect the actual amount of a tax gross-up payment that he would receive.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee makes the final decisions about executive compensation, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines and Policy on Hedging

We have share ownership guidelines for all of our executive officers and members of our Board of Directors. The guidelines require our executive officers and directors to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested RSUs, vested and unvested PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the director's annual retainer, as follows:

•	Chief Executive Officer: 5 times annual base salary

•	Other executive officers: 3 times annual base salary

•	Board of Directors: 3 times Board annual cash retainer

We give each executive officer and Board member four years from his or her initial appointment as a Cimpress officer or director to comply with the share ownership guidelines. As of June 30, 2020, all executive officers and directors had satisfied their ownership guideline requirement.

Our Insider Trading Policy prohibits Cimpress' executive officers, directors, and employees from engaging in any derivative or hedging transactions in Cimpress securities, including but not limited to short sales, put options, call options, collars, futures contracts, forward contracts, and swaps.

Tax Deductibility of Certain Awards

Changes to the United States tax laws in 2017 eliminated the tax deduction pursuant to Section 162(m) of the US Tax Code for performance-based compensation paid after January 1, 2018 to named executive officers under arrangements entered into or materially modified on or after November 2, 2017. Although our Compensation Committee previously considered the impact of Section 162(m) when administering Cimpress' compensation plans, it did not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. We do not expect the elimination of the deduction to have a material effect on Cimpress or our compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Board of Directors
Scott J. Vassalluzzo, Chair
Sophie A. Gasperment
Zachary S. Sternberg

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer, and

(iii) our other executive officer as of June 30, 2020.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iii) above as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Robert S. Keane	2020	29,888(5)	—	9,338,794	—	31,100(6)	9,399,782
Chairman and	2019	863,628(5)	—	11,369,327	—	47,965	12,280,920
Chief Executive Officer	2018	1,677,243	—	6,784,477	—	1,961	8,463,681

Sean E. Quinn	2020	710,769	354,375	3,199,628	—	4,000(7)	4,268,772
Executive Vice President	2019	769,774	354,375	2,836,524	—	7,620	3,968,293
and Chief Financial Officer	2018	772,919	225,000	3,615,997	55,419	6,363	4,675,698

Maarten Wensveen(8)	2020	530,769.42	—	2,554,745	—	33,535(9)	3,119,049
Executive Vice President and Chief Technology Officer	2019	501,923	—	548,018	—	35,991	1,085,932

_____________

(1)
The amounts reported in this column for fiscal year 2020 for executive officers other than Mr. Keane reflect the temporary 50% reduction in cash base salary during the fourth quarter 2020. The grant date fair value of the RSU awards granted to the affected executive officers in replacement of the reduced salary is included in the Share Awards column.

(2)	The amounts reported in this column represent the payment of cash retention bonuses.

(3)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. See footnote 5 to the Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2020 table for the value of the PSUs granted in 2020 assuming the maximum achievement of the performance conditions.

(4)	The amount reported in this column represents the payment of the portion of Mr. Quinn's legacy long-term cash incentive award that was attributable to fiscal year 2018.

(5)
Beginning in the second half of fiscal year 2019, Mr. Keane receives all of his compensation, including base salary and Board retainer fees, in the form of PSUs, other than the minimum weekly salary for exempt employees under the U.S. Fair Labor Standards Act ($455 per week for calendar year 2019 and $684 per week for calendar year 2020), which is paid in cash.

(6)
$27,920 of this amount represents reimbursement of commuting expenses, $2,980 of this amount represents payments of tax preparation fees, and $200 represents tax-gross up amounts associated with the tax preparation fees.

(7)	This amount represents our matching contributions under our 401(k) deferred savings retirement plans.

(8)	Mr. Wensveen was appointed as an executive officer in January 2019.

(9)
$15,000 of this amount represents our payment of state tax in connection with Mr. Wensveen's repatriation to the United States, $6,246 of this amount represents a tax gross up associated with the payment of state tax, $10,904 represents our payment of storage rental fees and import taxes associated with the storage of Mr. Wensveen's personal effects in Switzerland after his repatriation to the United States, and $1,385 of this amount represents matching contributions under our 401(k) deferred savings retirement plan. The storage rental fees and import taxes were paid in Euros, and for purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.12504 based on the average currency exchange rate for the month of June 2020, which was the last month of our most recent fiscal year.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2020

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2020.

					All Other Share Awards: Number of Share Units	Grant Date Fair Value of Share Awards
		Estimated Future Payouts
		Under Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
Name	Grant Date	(#)	(#)(2)	(#)(3)	(#)(4)	($)(5)
Robert S. Keane	8/15/2019(6)	—	71,726	143,452		7,170,054
	8/15/2019(7)	—	18,663	37,327		1,865,706
	8/15/2019(8)	—	1,147	2,295		114,709
	11/15/2019(9)	—	1,398	2,797		188,325

Sean E. Quinn	8/15/2019(6)	—	22,952	57,380		3,099,635
	4/1/2020				2,143	99,992

Maarten Wensveen	8/15/2019(6)	—	18,362	45,905		2,479,762
	4/1/2020				1,607	74,983
_____________

(1)
These columns represent PSUs granted under our 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of (A) service-based vesting, and (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares.

(2)
For Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable six to ten years after the grant date if he fully satisfies the service-based vesting condition described in footnote 6, 7, 8, or 9, as applicable, and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). For the named executive officers other than Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable four to eight years after the grant date if the executive officer fully satisfies the service-based vesting condition described in footnote 6 and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%).

(3)
For Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable six to ten years after the grant date if he fully satisfies the service-based vesting condition described in footnote 6, 7, 8, or 9, as applicable, and the 3YMA CAGR is 20% to 25.8925% on any of the sixth through tenth anniversaries of the grant date (multiplier is 250%). For the named executive officers other than Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable four to eight years after the grant date if the executive officer fully satisfies the service-based vesting condition described in footnote 6 and the 3YMA CAGR is 20% on any of the fourth through eighth anniversaries of the grant date (multiplier of 250%).

(4)
The amounts reported in this column represent restricted share units granted in accordance with our salary reduction program pursuant to which the named executive officer's cash compensation was reduced in exchange for an RSU award having the same value as the amount by which such officer's cash compensation was reduced. The RSU awards vest in full on August 15, 2020, on which date we will automatically issue one ordinary share for each vested unit so long as the named executive officer remains a Cimpress employee on that date.

(5)
The amounts reported in this column represent the grant date fair value for the RSU and PSU awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. The maximum value of the PSUs granted in fiscal year 2020 assuming the maximum achievement of the performance conditions, which we estimated by multiplying the maximum number of shares issuable pursuant to each PSU award by the closing price of our ordinary shares on Nasdaq on the applicable grant date, is $21,524,623 in the aggregate for all of Mr. Keane's PSU awards, $6,623,373 for Mr. Quinn, and $5,298,814 for Mr. Wensveen.

(6)
The service-based vesting condition of the PSUs reported in this row is that 25% of the original number of PSUs vest on June 30 of each of 2020 through 2023 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(7)
This PSU award was granted to Mr. Keane in lieu of his base salary for his role as Chief Executive Officer in fiscal year 2020. The service-based vesting condition of this PSU award is that 25% of the original number of PSUs vest on each of September 30, 2019, December 31, 2019, March 31, 2020, and June 30, 2020 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(8)
This PSU award was granted to Mr. Keane in lieu of his $100,000 cash retainer fee for his role as a member of our Board of Directors in fiscal year 2020. The service-based vesting condition of this PSU award is that 25% of the original number of PSUs vest on each of September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(9)
This is the annual PSU award granted to the members of our Board of Directors, including Mr. Keane. The service-based vesting condition of this PSU award is that 25% of the PSUs vest on November 21 of each of 2020 through 2023 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

Outstanding Equity Awards at June 30, 2020

The following table contains information about unexercised share options, unvested RSUs, and unearned PSUs as of June 30, 2020 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares

Name	(#) Exercisable	(#) Unexercisable	($)(1)		(#)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane	105,240	—	54.02	5/5/2021
					N/A	N/A	93,750(6)	7,156,875
							78,970(7)	6,028,570
							73,498(8)	5,610,837
							8,895(9)	679,044
							1,428(10)	109,014
							436(11)	33,284
							71,726(12)	5,475,563
							18,663(13)	1,424,733
							1,147(13)	87,562
							1,398(14)	106,723

Sean E. Quinn	—	—	N/A	N/A	2,143	163,597	24,301(6)	1,855,138
							20,306(7)	1,550,160
							20,306(15)	1,550,160
							18,898(8)	1,442,673
							22,952(16)	1,752,156

Maarten Wensveen	—	—	N/A	N/A	1,607	122,678	14,400(6)	1,099,296
							6,016(7)	459,261
							15,041(15)	1,148,230
							3,651(8)	278,717
							18,362(16)	1,401,755
__________

(1)
Each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant, is fully exercisable as of June 30, 2020, and expires 10 years after the date on which it was granted. Mr. Keane’s share option awards are held by entities wholly owned by irrevocable discretionary trusts established for the benefit for Mr. Keane or members of his immediate family (the Trusts).

(2)
These amounts represent the number of Cimpress ordinary shares issuable pursuant to RSU awards upon vesting. The RSU awards vest in full on August 15, 2020, on which date we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2011 Equity Incentive Plan on that date.

(3)
The market value of the unvested RSUs is determined by multiplying the number of RSUs by $76.34 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2020, the last trading day of our 2020 fiscal year.

(4)
These amounts represent the number of Cimpress ordinary shares issuable pursuant to PSU awards if the applicable service-based vesting condition and 3YMA CAGR performance conditions described in the footnotes below are satisfied for such PSU award.

(5)
The market value of the unearned PSUs is determined by multiplying the number of shares that would be issuable if the conditions described in footnote 4 were achieved by $76.34 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2020, the last trading day of our 2020 fiscal year.

(6)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2016 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2022 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(7)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2017 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2018 through 2021 so long as the officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(8)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2018 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2019 through 2022 so long as the officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2024 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(9)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(10)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on November 12 of each of 2019 through 2022 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(11)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(12)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2020 through 2023 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(13)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(14)
This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 21 of each of 2020 through 2023 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(15)
This amount represents the number of Cimpress ordinary shares that would have been issuable pursuant to a supplemental PSU award six to ten years after the grant date of August 15, 2017 if the unlevered free cash flow performance condition had been satisfied and the 3YMA CAGR were 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The supplemental PSU awards contain an additional performance goal, determined by the Compensation Committee at the grant date, relating to Cimpress' cumulative consolidated unlevered free cash flow over the period from July 1, 2017 through June 30, 2020. On August 6, 2020, our Compensation Committee determined that Cimpress had not met the unlevered free cash flow goal, and therefore the supplemental PSUs expired on that date and no shares are issuable pursuant to the supplemental PSUs.

(16)
This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of August 15, 2019 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2020 through 2023 so long as the officer continues to be an eligible participant under Cimpress' 2016 Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2020

The following table contains information about option exercises and vesting of RSUs on an aggregated basis during fiscal year 2020 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Robert S. Keane	1,321,262	92,571,738	—	—
Sean E. Quinn	—	—	1,338	170,696
Maarten Wensveen	—	—	100	11,543
_____________

(1)
Represents the net amount realized from all option exercises during fiscal year 2020. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our ordinary shares on Nasdaq on the date of exercise.

(2)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vesting date.

CEO Pay Ratio

Mr. Keane's fiscal year 2020 annual total compensation was $9,399,782, as reported in the Summary Compensation Table above, and the fiscal year 2020 annual total compensation of our median compensated employee other than Mr. Keane was $26,277. The ratio of the median employee's total compensation to Mr. Keane's total compensation is 1-to-358. $9,338,794 of Mr. Keane's total compensation for fiscal year 2020 was in the form of PSU awards that will pay out six to ten years after grant only if the 3YMA CAGR performance conditions are met.

Because of changes to our employee population and compensation from fiscal year 2019 to fiscal year 2020, we identified a new median compensated employee for fiscal year 2020. We used the same methodology to identify the median compensated employee for fiscal year 2020 that we used for fiscal year 2018, the last time we identified a median compensated employee, which is that we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees as of May 1, 2020. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary. For employees whose cash compensation was temporarily reduced for the fourth quarter of 2020 and replaced with RSUs, as part of the salary restructuring program described in the Executive Overview of the Compensation Discussion and Analysis section of this proxy statement, we included the RSUs as part of each employee's base salary and assumed that the RSUs granted to each employee had the same value as the amount by which such employee’s cash compensation was reduced.

PROPOSAL 3 - APPROVE OUR 2020 EQUITY INCENTIVE PLAN

On August 26, 2020, our Board of Directors adopted our 2020 Equity Incentive Plan, or the 2020 Plan, subject to shareholder approval. If the 2020 Plan is approved by our shareholders, we will cease granting any new awards under any of our current equity plans that have shares available for future grant, consisting of our 2016 Performance Equity Plan, 2011 Equity Incentive Plan, and 2005 Non-Employee Directors' Share Option Plan, and we will make future equity awards under the 2020 Plan.

Summary of Material Features of the Plan

The material features of the 2020 Plan are as follows:

•
The maximum number of ordinary shares to be issued under the 2020 Plan is 3,500,000 plus an additional number of ordinary shares equal to the number of PSUs (on a 1:1 basis) currently outstanding under the 2016 Performance Equity Plan that expire, terminate or are otherwise surrendered, canceled or forfeited.

•
The 2020 Plan permits the award of share options (both incentive stock options and nonstatutory share options), share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights.

•
Shares tendered or held back for taxes will not be added back to the reserved pool under the 2020 Plan. Upon the exercise of a share appreciation right that is settled in ordinary shares, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2020 Plan.

•	Share options and share appreciation rights will not be repriced in any manner without shareholder approval.

•	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award.

•	Any material amendment to the 2020 Plan is subject to approval by our shareholders.

•	The 2020 Plan will expire on November 23, 2030.

Based solely on the closing price of our ordinary shares as reported by Nasdaq on August 19, 2020, which was $93.39 per share, and the 3,500,000 shares that would have been available for awards as of such date under the 2020 Plan if the plan had been in place, the maximum aggregate market value of the ordinary shares that could potentially be issued under the 2020 Plan is $326,865,000.

Why the 2020 Plan Is Important

We believe that the future success of Cimpress depends in large part on our ability to attract, retain and motivate employees whose experience and ability are key to our achievement of our vision and goals. We face intense competition for talented employees, and we believe that our ability to offer equity awards helps us remain competitive. We believe equity incentives motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of Cimpress. Moreover, equity incentives align the interests of the employees with the long-term interests of our shareholders. Therefore, we believe that the adoption of our 2020 Plan and authorization of shares for issuance thereunder is appropriate and in the best interests of our shareholders.

If approved, the 2020 Plan will enhance our flexibility to provide different incentives to different employees, depending on their role and level within the organization and the Cimpress business they are a part of, by allowing us to issue a variety of types of equity awards. We currently issue PSUs under our 2016 Performance Equity Plan and equity awards other than PSUs under our 2011 Equity Incentive Plan, which will expire in June 2021, and we are seeking to replace our existing equity plans with the 2020 Plan in order to streamline and simplify our equity compensation program by granting all future equity awards under one plan.

Until June 30, 2023, Robert Keane will continue to receive all of his long-term incentive compensation in the form of PSUs, and the maximum number of PSUs we may grant him in any fiscal year is 75,000 PSUs, as set forth in the Agreement Limiting PSU Awards between Cimpress and Mr. Keane, which was filed with the SEC on May 17, 2016 as an exhibit to our Current Report on Form 8-K. Although Mr. Keane's future PSU awards would be issued under the 2020 Plan, the awards would be subject to the same terms and conditions as PSUs granted to Mr. Keane under the 2016 Performance Equity Plan, as described under the heading Long-Term Incentive Compensation in the Compensation Discussion and Analysis section of this proxy statement, including the performance condition that the compound annual growth rate of Cimpress' three-year moving average share price must equal or exceed 11% over a performance period of six to ten years for any shares to be issued under Mr. Keane's PSU awards.

Our Grant Practices

As of August 19, 2020, there were 5,827,774 ordinary shares available for issuance under all of our current equity compensation plans, and the 3,500,000 ordinary shares covered by the 2020 Plan represents a material reduction in the shares available for future grant. As of August 19, 2020, the outstanding awards under our current equity compensation plans consisted of the following:

•	share options to acquire 110,538 ordinary shares, with a weighted average exercise price of $55.27 and a weighted average remaining term of 0.9 years

•	108,655 unvested full value awards in the form of RSUs with time-based vesting

•
full value awards in the form of PSUs with performance-based conditions and time-based vesting covering 941,296 ordinary shares on a 1:1 basis and 2,353,240 ordinary shares assuming maximum achievement of the performance conditions

Below is information regarding historical awards granted and earned for the fiscal year 2018 through fiscal year 2020 period:

•	Fiscal year 2020:

◦	No share options granted

◦	Full-value non-performance awards: 193,365 RSUs granted; no restricted shares granted

◦	Full-value performance awards: 295,239 PSUs granted and no shares earned pursuant to PSUs (i.e., no shares were issued pursuant to PSUs during the fiscal year)

◦	27,180,744 weighted average ordinary shares outstanding

•	Fiscal year 2019:

◦	No share options granted

◦	Full-value non-performance awards: No RSUs granted; 6,000 restricted shares granted

◦	Full-value performance awards: 226,220 PSUs granted and no shares earned pursuant to PSUs

◦	30,786,349 weighted average ordinary shares outstanding

•	Fiscal year 2018:

◦	No share options granted

◦	No full-value non-performance awards granted

◦	Full-value performance awards: 361,582 PSUs granted and no shares earned pursuant to PSUs

◦	30,948,081 weighted average ordinary shares outstanding

Each RSU represents Cimpress' commitment to issue one ordinary share upon vesting. Each PSU represents a right to receive between 0 and 2.5 ordinary shares upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate of Cimpress' three-year moving average share price over a multiple-year period determined by our Board.

Description of our 2020 Plan The following summary of the 2020 Plan is qualified in its entirety by reference to the full copy of the 2020 Plan attached as Appendix A to the electronic copy of this proxy statement filed with the SEC. You may access the 2020 Plan by viewing our proxy statement on the SEC’s web site at www.sec.gov, or you may obtain a copy by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480.

Types of Awards; Authorized Number of Ordinary Shares and Share Counting The 2020 Plan provides for the grant of incentive stock options, non-statutory share options, share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights, to which we refer in this proxy statement collectively as awards. Subject to adjustment in the event of stock splits, stock dividends and other similar events, we may make awards under the 2020 Plan for up to 3,500,000 of our ordinary shares plus an additional number of ordinary shares equal to the number of PSUs currently outstanding under the 2016 Performance Equity Plan that expire, terminate or are otherwise surrendered, canceled or forfeited. Ordinary shares underlying awards under the 2020 Plan, and after our shareholders approve the 2020 Plan, ordinary shares underlying PSUs under the 2016 Performance Equity Plan on the basis of one ordinary share for each PSU, that expire, terminate or are otherwise surrendered, canceled or forfeited, or are not issued will become available for the grant of new awards under the 2020 Plan. We will not add back to the number of ordinary shares available for the grant of awards under the 2020 Plan any ordinary shares that a participant delivers to Cimpress (whether by actual delivery, attestation or net exercise) to (1) purchase ordinary shares upon the exercise of an award or (ii) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation). Similarly, ordinary shares that we may repurchase on the open market, whether using the proceeds from the exercise of awards or using other funds, do not increase the number of shares available for future grant of awards.

Description of Awards

Incentive Stock Options and Non-statutory Share Options.  Optionees receive the right to purchase a specified number of ordinary shares at a specified exercise price and subject to such other terms and conditions as we specify in connection with the option grant. The exercise price of the options may not be less than 100% of the fair market value per share of our ordinary shares on the date the option is granted, unless our Board approves the grant of an option with an exercise price to be determined on a future date, in which case the exercise price may not be less than 100% of the fair market value on such future date. Fair market value for this purpose is determined by reference to the price of the shares of ordinary shares on Nasdaq. Options may not have a term in excess of ten years. The 2020 Plan allows optionees to pay the exercise price of options through the following forms of payment: (a) cash or check, (b) a “cashless exercise” through a broker, (c) subject to certain conditions, surrender of ordinary shares to Cimpress, (d) subject to certain conditions, in the case of non-statutory share options, by “net exercise,” (e) any other lawful consideration as our Board may determine, or (f) any combination of these forms of payment. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of ordinary shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Share Appreciation Rights.  A share appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our ordinary shares or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of an ordinary share over the measurement price established pursuant to the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value of our ordinary shares on the date the SAR is granted, unless the Board approves the grant of an SAR effective as of a future date, in which case the measurement price may not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not have a term in excess of ten years.

Restricted Share Awards.  A restricted share award entitles the recipient to acquire our ordinary shares subject to our right to repurchase all or some of the shares from the recipient if the conditions specified in the award are not satisfied before the end of the restriction period established for the award. Our Board determines the terms and conditions of restricted share awards, including the purchase price, if any. Any dividends that we may pay during the vesting period of restricted share awards will accrue but not be paid to the participant until and only to the extent the restricted share award vests.

Restricted Share Unit Awards.  A restricted share unit award entitles the recipient to receive ordinary shares or cash at the time the award vests pursuant to the terms and conditions that our Board determines.

Other Share-Based Awards.  We may grant under the 2020 Plan other awards that are based on our ordinary shares pursuant to the terms and conditions that our Board determines, including awards of our ordinary shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, ordinary shares or other property.

Dividend Equivalent Rights. We may grant dividend equivalent rights to participants as a component of a restricted share unit award, which entitle the recipient to receive credits for dividends that would be paid if the recipient held the ordinary shares underlying the restricted share unit award. Dividend equivalent rights granted as a component of a restricted share unit award may be paid only if the related restricted share units become vested.

Dividend equivalent rights may be settled in cash, ordinary shares of common stock or a combination thereof, as determined by the Board.

Eligibility to Receive Awards Employees, officers, directors, consultants and advisors of Cimpress and its subsidiaries and of other business ventures in which Cimpress has a controlling interest are eligible to be granted awards under the 2020 Plan. Under present law, however, incentive stock options may be granted only to employees of Cimpress and its subsidiaries. As of August 19, 2020, approximately 12,000 people would have been eligible to receive awards under the 2020 Plan had it been in effect on that date, including our three executive officers and the four non-employee directors who serve on our Board. The granting of awards under the 2020 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Transferability of Awards A person who is granted an award under the 2020 Plan may not sell, assign, transfer, pledge or otherwise encumber such award, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option and awards subject to Section 409A of the US Tax Code, pursuant to a qualified domestic relations order. During the life of the participant, only the participant may exercise such award. However, the Board may permit or provide in an award for the gratuitous transfer of the award by a participant without consideration, subject to any limitations that the Board deems appropriate.

Administration of the 2020 Plan The Board administers the 2020 Plan and has the authority to grant awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable. The Board may delegate any or all of its powers under the 2020 Plan to one or more committees or subcommittees of the Board, and the Board may also delegate to one or more of our officers the power to grant awards to Cimpress employees or officers and to exercise such other powers under the 2020 Plan as the Board may determine. Our Board, or any committee to whom our Board delegates authority, as the case may be, selects the recipients of awards and determines (a) the number of ordinary shares covered by awards and the dates upon which such awards become exercisable, issuable or otherwise vest; (b) the exercise, measurement or purchase price of awards (which may not be less than 100% of the fair market value of our ordinary shares on the date of grant for options and SARs); (c) the duration of awards (which may not exceed ten years for options and SARs), and (d) the terms and conditions of such awards.

Adjustments for Changes in our Ordinary Shares and Certain Other Events We are required to make equitable adjustments, in the manner determined by our Board, in connection with the 2020 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in our capitalization. The 2020 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of Cimpress with or into another entity as a result of which all of our ordinary shares are converted into or exchanged for the right to receive cash, securities or other property, or are canceled; (b) the transfer or disposition of all of our ordinary shares for cash, securities or other property pursuant to a share exchange or other transaction; (c) the sale of all or substantially all of the assets of Cimpress on a consolidated basis to an unrelated person or entity; (d) any other transaction in which the owners of Cimpress’ outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of Cimpress or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from Cimpress; or (e) any liquidation or dissolution of Cimpress. In connection with a Reorganization Event, our Board may take any one or more of the following actions as to all or any outstanding awards (other than restricted share awards) on such terms as our Board determines: (i) provide that the acquiring or succeeding corporation assume such awards or substitute substantially equivalent awards; (ii) provide that all of the participant’s unexercised awards will terminate immediately before the consummation of the Reorganization Event unless exercised by the participant; (iii) provide that outstanding awards become exercisable, realizable, or deliverable, or restrictions applicable to an award lapse, in whole or in part before or upon the Reorganization Event; (iv) in the event of a Reorganization Event under which holders of our ordinary shares will receive a cash payment for each ordinary share surrendered in the Reorganization Event, make or provide for a cash payment to participants with respect to each award held by a participant; (v) provide that, in connection with a liquidation or dissolution of Cimpress, awards convert into the right to receive liquidation proceeds; and (vi) any combination of the above actions.

Acceleration The Board may at any time provide that any award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part.

Substitute Awards In connection with Cimpress’ acquisition of another entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity, on such terms as the Board deems appropriate in the circumstances notwithstanding the 2020 Plan’s limitations on awards. Substitute awards do not count against the plan’s overall share limit, except as the US Tax Code may require.

Repricings Unless approved by our shareholders, we may not (1) amend any outstanding option or SAR granted under the 2020 Plan to provide an exercise or measurement price that is lower than the then-current exercise or measurement price of such option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2020 Plan) and grant in substitution for that option or SAR any new awards under the 2020 Plan (other than substitute awards granted in connection with a merger with another entity or acquisition of the property or stock of an entity) covering the same or a different number of shares and having an exercise or measurement price lower than the then-current exercise or measurement price of the canceled option or SAR, (3) cancel in exchange for a cash payment an option or SAR with an exercise price above the then-current fair market value of the shares, or (4) take any other action under the 2020 Plan that constitutes a repricing under the rules of the NASDAQ Stock Market.

Amendment and Termination We may not grant any awards under the 2020 Plan after the expiration of 10 years from the date of shareholder approval of the plan, but previously granted awards may extend beyond that date. We may not grant any incentive stock options under the 2020 Plan after the expiration of 10 years from the date the 2020 Plan was approved by the Board. The Board may amend, suspend or terminate the 2020 Plan or any portion thereof at any time, subject to shareholder approval of certain amendments. We must obtain the approval of our shareholders for any amendment to the 2020 Plan to the extent required under the rules of the NASDAQ Stock Market.

If our shareholders do not approve the 2020 Plan, then the plan will not go into effect, and we will not grant any awards under the plan. In such an event, our Board will continue to grant awards under our 2011 Plan until that plan expires in June 2021 and will consider what alternative arrangements to adopt based on its assessment of Cimpress’ needs.

United States Federal Income Tax Consequences

As required by SEC rules, we are providing a summary of the United States federal income tax consequences that will generally arise with respect to awards granted under the 2020 Plan. The following summary is based on the federal tax laws in effect as of the date of this proxy statement and assumes that all awards are exempt from, or comply with, the rules under Section 409A of the IUS Tax Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary does not describe all United States federal tax consequences under the 2020 Plan, nor does it describe state, local or non-U.S. tax consequences.

Incentive Stock Options No taxable income is generally realized by a participant upon the grant or exercise of an incentive stock option. If ordinary shares issued to a participant pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such ordinary shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) Cimpress will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such ordinary shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering ordinary shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonstatutory Options No income is realized by the optionee at the time a nonstatutory option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the ordinary shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the nonstatutory option is paid by tendering ordinary shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards We are generally will be entitled to a tax deduction in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the US Tax Code. Any such parachute payments may be non-deductible by Cimpress, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions Under Section 162(m) of the US Tax Code, the Company’s deduction for awards under the 2020 Plan may be limited to the extent that any "covered employee" (as defined in Section 162(m) of the US Tax Code) receives compensation in excess of $1 million a year.

Our Board of Directors recommends that you vote FOR our proposed 2020 Equity Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2020 about the securities issued or authorized for future issuance under our current equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by shareholders(1)	2,873,264	$2.13	5,815,482
Equity compensation plans not approved by shareholders	—	—	—
Total	2,873,264	$2.13	5,815,482 (3)
_____________

(1)
Consists of our Amended and Restated 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, and 2016 Performance Equity Plan. This column includes an aggregate of 2,762,726 shares underlying RSUs and PSUs based on 2.5 shares per PSU that were unvested as of June 30, 2020.

(2)	The RSUs and PSUs included in column (a) do not have an exercise price, and the weighted-average exercise price excluding these units is $55.27.

(3)
Includes 3,414,508 shares available for future awards under our 2016 Performance Equity Plan, 2,348,807 shares available for future awards under our 2011 Equity Incentive Plan, and 52,167 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2005 Equity Incentive Plan. For PSUs under our 2016 Performance Equity Plan, we assumed that we would issue ordinary shares equal to 250% of the outstanding PSUs, which is the maximum potential share issuance.

PROPOSAL 4 - SET THE PRICE RANGE FOR ISSUING TREASURY SHARES

Our treasury account contains ordinary shares that we previously repurchased from our shareholders, and when we issue ordinary shares to satisfy our obligations under our equity compensation plans or for other purposes, we generally issue shares from our treasury account instead of issuing new ordinary shares from our authorized share capital. Under Irish law, we need our shareholders to set the minimum and maximum prices at which we are authorized to issue treasury shares off-market. Once set by our shareholders, the price range is valid for no more than 18 months. Unless the price range is set by our shareholders, we cannot issue treasury shares.

The formal text of the resolution that we are asking our shareholders to approve is as follows:

"As a special resolution for the purposes of section 1078 of the Companies Act 2014 of Ireland (the "Companies Act"), the maximum and minimum prices at which ordinary shares that we previously purchased or redeemed and hold in treasury may be reissued off-market is as follows:

i.
the maximum price at which such treasury shares may be re-allotted off-market is an amount equal to 200% of the market price per share on the Nasdaq Global Select Market or any other securities exchange where the Company’s shares are then traded, and

ii.	the minimum price at which such treasury shares may be re-allotted off-market is the nominal value of the share.

The authority conferred by this resolution is effective from the date of passing of this resolution and expires eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by special resolution in accordance with the provisions of section 1078 of the Companies Act.

For the purpose of this resolution, the "market price" of our ordinary shares is the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of the issuance, as reasonably determined by the Board of Directors of Cimpress plc."

Our Board of Directors recommends that you vote FOR the proposal to set the price range for issuing treasury shares as described above.

PROPOSAL 5 - REAPPOINT OUR
STATUTORY AUDITOR UNDER IRISH LAW

The Irish Companies Act 2014 requires that our statutory auditors be appointed at each annual general meeting of shareholders, to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting. PricewaterhouseCoopers Ireland has served as Cimpress plc's Irish statutory auditor during fiscal year 2020 and is affiliated with PricewaterhouseCoopers LLP, who our Audit Committee has selected as our U.S. registered independent registered public accounting firm for the fiscal year ending June 30, 2021 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. We refer to PricewaterhouseCoopers LLP and Pricewaterhouse Coopers Ireland together as "PwC."

Our Audit Committee has recommended that PricewaterhouseCoopers Ireland be appointed as our Irish statutory auditor. If our shareholders do not approve the reappointment of PricewaterhouseCoopers Ireland at this annual meeting, our Board of Directors may appoint a person or firm to fill the vacancy.

Our Board of Directors recommends that you vote FOR the reappointment of PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting in 2021.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2020 and June 30, 2019. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2020	Fiscal 2019
Audit Fees(1)	$3,925,395	$3,623,013
Audit-Related Fees(2)	170,000	—
Tax Fees(3)	357,952	771,125
All Other Fees(4)	71,271	114,923
Total Fees	$4,524,618	$4,509,061
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress plc (formerly Cimpress N.V.) and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Audit-related fees and expenses consisted of fees and expenses for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate principally to consultations regarding financial accounting and reporting matters associated with the cross-border merger of Cimpress N.V. into Cimpress plc and Cimpress' debt offering.

(3)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $206,625 of the total tax fees billed in fiscal year 2020 and $160,665 of the total tax fees billed in fiscal year 2019.

(4)
For fiscal year 2020 and 2019, $900 and $4,000 represent subscription fees for PwC's accounting research tool, respectively. The remaining $70,371 and $110,923 for fiscal years 2020 and 2019, respectively, represents fees for global mobility immigration services.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2020, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 6 - AUTHORIZE OUR BOARD OR AUDIT COMMITTEE
TO DETERMINE THE REMUNERATION OF OUR STATUTORY AUDITOR UNDER IRISH LAW

Under the Irish Companies Act 2014, the remuneration of our statutory auditor under Irish law must be fixed by our shareholders in a general meeting of the Company or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board or the Audit Committee of the Board to determine PricewaterhouseCoopers Ireland's remuneration as our statutory auditor under Irish law for the duration of PwC’s term of office. Our Board has delegated the authority to determine the remuneration of our statutory auditor under Irish law to the Audit Committee of the Board in accordance with the Board’s procedures and applicable law.

Our Board of Directors recommends that you vote FOR the authorization of our Board or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.

CORPORATE GOVERNANCE

Board of Directors and Committees

During our fiscal year ended June 30, 2020, our Board met three times, and each of our directors attended at least 90% of the total number of meetings of the Board and the committees of which such director was a member during the period of time he or she served on such committee. We do not have a policy with respect to director attendance at our annual general meetings of shareholders, and one director attended our 2019 annual general meeting of shareholders.

The Board has standing Audit, Compensation, and Nominating Committees. Each committee has a charter that has been approved by the Board, and each committee must review the adequacy of its charter at least annually.

Director	Audit Committee	Compensation Committee	Nominating Committee
Sophie A. Gasperment		member	member
John J. Gavin, Jr.	Chair and Audit Committee Financial Expert
Zachary S. Sternberg	member	member	Chair
Scott J. Vassalluzzo	member	Chair	member
All committee members independent?	Yes, meet independence criteria for audit committee members	Yes, meet independence criteria for compensation committee members	Yes

Audit Committee

The Audit Committee met five times during fiscal year 2020. The Audit Committee’s responsibilities include the following:

•	evaluating and retaining our independent registered public accounting firm

•	approving the compensation of, and assessing (or recommending that the Board assess) the independence of, our registered public accounting firm

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm

•
reviewing and discussing our financial statements and other financial disclosures and considering whether to recommend to the Board that our audited financial statements be included in our Annual Report on Form 10-K

•	coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures

•	overseeing our internal audit function

•	establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns

•	reviewing and approving any related person transactions

•	discussing our policies with respect to financial and accounting risk assessment and risk management

•	preparing the Audit Committee report included in this proxy statement

Compensation Committee

The Compensation Committee met two times during fiscal year 2020. The Compensation Committee’s responsibilities include the following:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and our other executive officers

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans and overseeing and administering our equity-based plans

•	reviewing and making recommendations to the Board with respect to director compensation

•	overseeing the risks associated with our compensation policies and practices

•
reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement

•	preparing the Compensation Committee report included in this proxy statement

Nominating Committee

The Nominating Committee met one time during fiscal year 2020. The responsibilities of the Nominating Committee include the following:

•	identifying individuals qualified to become Board members

•	recommending to the Board the persons to be nominated for appointment as directors and to each of the Board’s committees

•	monitoring communications to the Board from shareholders and other interested parties

•	coordinating the Board's oversight of our Code of Business Conduct and reviewing allegations made on our confidential reporting helpline

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Corporate Governance Guidelines provide a framework for the conduct of the Board’s business.

Among other things, the Corporate Governance Guidelines provide as follows:

•	A majority of the members of the Board must be independent directors, except as permitted by Nasdaq rules.

•	The Board should focus on, and develop a strategy for, long-term valuation creation by Cimpress.

•
The non-employee directors must meet at least twice a year in executive session without any members of Cimpress' management to discuss, among other matters, the performance of our Chief Executive Officer.

•	The Board has full and free access to management and employees and the authority to hire and consult with independent advisors.

•
The Board must have at all times an Audit Committee, Compensation Committee, and Nominating Committee composed of non-employee directors who meet the independence and other criteria set forth in Nasdaq rules.

•	On an annual basis or such other frequency as the Board determines, the Board must conduct a self-evaluation to determine whether it and its committees are functioning effectively.

You can find our Corporate Governance Guidelines, our Code of Business Conduct, and the charters for our Audit Committee, Compensation Committee and Nominating Committee on our Investor Relations website at ir.cimpress.com, or you can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Board, officers, and employees, a current copy of which is posted on the Corporate Governance page of ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Board qualify as “independent directors” only if, in the opinion of the Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of its members other than Robert Keane, our Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of the non-employee directors are “independent directors” as defined under Nasdaq's Marketplace Rules.

Oversight of Risk

Our Board has responsibility for risk oversight, and the full Board or its relevant committees regularly conduct reviews of certain risk areas. In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Nomination Process

The process that our Nominating Committee follows to identify and evaluate candidates for members of our Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of nominees, the Nominating Committee applies, among other things, the criteria for Board members set forth as an attachment to the Nominating Committee Charter. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Charter specifies that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating Committee and Board should consider the value of diversity on the Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Accordingly, the Nominating Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential candidates for the Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2020 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2020.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2020. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 5 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Board of Directors
John J. Gavin, Jr., Chairman
Zachary S. Sternberg
Scott J. Vassalluzzo

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Board of Directors at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under our Corporate Governance Guidelines, any director who has a conflict of interest is required to disclose that conflict to the Chairman, full Board, or General Counsel and to abstain from voting on any resolution involving, or participating in any Board discussion of, the conflict.

Related Person Transaction

During fiscal year 2020, there was one related person transaction as defined by SEC rules: On November 5, 2019, we repurchased 750,000 of our ordinary shares from two private investment partnerships affiliated with Prescott General Partners LLC ("PGP") at a price of $135.00 per share, representing a discount of $1.05 to the closing price of our shares on Nasdaq on that date. PGP remained our largest shareholder immediately following the repurchase, and Scott Vassalluzzo, a Managing Member of PGP, is one of our directors. The disinterested members of our Audit Committee reviewed the proposed repurchase transaction under our related person transaction policy and considered, amount other things, Mr. Vassalluzzo's and PGP's interest in the transaction, the approximated dollar value of the transaction, that the shares were being repurchased at a discount to the closing price, and the purpose and the potential benefits to Cimpress of entering into the transaction. Based on these considerations, the disinterested members of the Audit Committee concluded that the transaction was in our best interest.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2020, Ms. Gasperment and Messrs. Sternberg and Vassalluzzo served as members of our Compensation Committee. None of these directors has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2020, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules.

During fiscal year 2020, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communicating with the Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating Committee, with the assistance of Cimpress' General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating Committee will forward communications to the full Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress plc
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF OUR BOARD OF DIRECTORS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve as members of our Board of Directors. When considering the compensation of our directors, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress and the skill level that we require of our Board members.

Fees

We pay our directors, including Mr. Keane, an annual retainer of $100,000 per fiscal year. Mr. Keane's annual retainer for Board service is paid in the form of PSUs, as described above in the Compensation Discussion and Analysis section of this proxy statement. The Chair of the Audit Committee receives an additional $25,000 per fiscal year, and during fiscal year 2020, when Cimpress was a Dutch company, Ms. Gasperment served in the lead non-executive director (voorzitter) position required by Dutch law and also received an additional $25,000 for the fiscal year for serving in that position. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and its committees, and we pay the tax preparation fees related to their Dutch and Irish income tax returns.

In light of the effects of the COVID-19 pandemic on Cimpress' business and financial results, and in conjunction with the salary restructuring program instituted for certain of our employees, as described in the Compensation Discussion and Analysis section of this proxy statement, our Board decided that the non-employee directors' cash retainers for the third and fourth quarters of 2020 would be paid in RSUs instead of cash. Each non-employee director received an RSU award under our 2011 Equity Incentive Plan having the same value as the director's retainer for the third and fourth quarters, vesting in full on August 15, 2020 so long as the director still serves on our Board on the vesting date, at which time each RSU is automatically converted into ordinary shares of Cimpress plc on a one-to-one basis.

Performance Share Units

In keeping with the goals of aligning the Board's equity awards with the equity awards received by Cimpress' executives and employees and maintaining the competitiveness of the compensation program, we grant PSUs to our directors under our 2016 Performance Equity Plan. Each incumbent director receives $125,000 of PSUs annually in connection with our annual general meeting of shareholders so long as they remain a director following that annual general meeting. Each new director receives $150,000 of PSUs in connection with their initial appointment to the Board. Cimpress determines the number of PSUs to be granted to each director by dividing the applicable dollar amounts described in this paragraph by the 3YMA of Cimpress’ ordinary shares as of the following date, which we refer to as a baseline date:

•	For incumbent directors, the baseline date is November 15 of each year.

•	For newly appointed directors, the baseline date is based on the date of the general meeting of shareholders at which the director is appointed:

General meeting in the months of:	Baseline date is the nearest:
June, July, or August	August 15
September, October, or November	November 15
December, January, or February	February 15
March, April, or May	May 15

Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress plc upon the satisfaction of both service-based vesting over time and performance conditions relating to the CAGR of the 3YMA over a six-to-ten-year period, in accordance with the 2016 Plan.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to members of our Board vest at a rate of 25% of the original number of PSUs per year over the four years following the applicable annual general meeting (for PSU awards granted to incumbent directors) or the general meeting at which the director was first appointed (for PSU awards granted to newly appointed directors), in each case so long as the director continues to serve on our Board. If a director ceases to serve on the Board, other than for cause, they retain all PSUs that have satisfied the service-based vesting condition as of their last day of service on the Board. If Cimpress achieves the performance thresholds described below, the former director would receive Cimpress ordinary shares upon settlement of the PSUs, even though they are no longer a member of our Board.

Second condition to a Performance Dependent Issuance: 3YMA Performance
The performance conditions set forth in the 2016 Plan apply to the PSU awards granted to Board members. In summary, beginning on the sixth anniversary of the baseline date for each PSU award, and on each anniversary thereafter through the tenth anniversary, we will calculate the 3YMA as of such date, which we refer to as a measurement date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the director the number of Cimpress ordinary shares determined by multiplying the number of vested PSUs subject to the award by the applicable performance-based multiplier set forth in the 2016 Plan. If none of the CAGR performance goals set forth in the 2016 Plan are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award will be terminated and no Cimpress ordinary shares will be issued with respect to the award.

Non-Employee Director Compensation Table

The following table contains information about the compensation earned by our non-employee directors in the fiscal year ended June 30, 2020:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Sophie A. Gasperment	62,500	250,803	313,303
John J. Gavin, Jr.	62,500	250,803	313,303
Zachary S. Sternberg	50,000	238,298	288,298
Scott J. Vassalluzzo	50,000	238,298	288,298
_____________

(1)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. The maximum value of the PSUs granted to each non-employee director in fiscal year 2020 is $392,531 assuming the maximum achievement of the performance conditions, which we estimated by multiplying the maximum number of shares issuable pursuant to each PSU award by the closing price of our ordinary shares on Nasdaq on the grant date.

In addition, at June 30, 2020, our non-employee directors held the following equity compensation awards:

•	Ms. Gasperment held 5,630 PSUs and 1,339 RSUs.

•	Mr. Gavin held 5,116 PSUs and 1,339 RSUs.

•	Mr. Sternberg held 4,005 PSUs and 1,071 RSUs.

•	Mr. Vassalluzzo held 5,298 shares subject to unexercised share options, 5,116 PSUs, and 1,071 RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of August 19, 2020 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of our Board of Directors;

•	our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Arlington Value Capital LLC (4)	1,995,437	7.7%
222 S. Main Street, Suite 1750
Salt Lake City, UT 84101 USA

Janus Henderson Group plc (5)	3,610,033	13.9
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC (6)	3,906,492	15.0
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Thomas W. Smith (6)	1,693,329	6.5
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LP	2,358,904	9.1
435 Hudson Street, 8th Floor
New York, NY 10014 USA

The Vanguard Group (7)	1,681,181	6.5
100 Vanguard Blvd.
Malvern, PA 19355 USA

Named Executive Officers and Directors
Robert S. Keane (8)(9)	2,350,856	9.0

Sophie A. Gasperment	696	*

John J. Gavin, Jr. (10)	32,725	*

Sean E. Quinn (11)	5,507	*

Zachary S. Sternberg (12)	2,374,803	9.1

Scott J. Vassalluzzo (9)(13)	76,877	*

Maarten Wensveen	1,135	*

All current executive officers and directors as a group (7 persons) (9)	4,842,599	18.5%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress plc., Building D, Xerox Technology Park, Dublin Road, Dundalk, Co. Louth, A91 H9N9, Ireland.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of August 19, 2020 (i.e., October 18, 2020), including through the exercise of share options or the vesting of RSUs. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on August 19, 2020 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 26,003,649, the number of ordinary shares outstanding on August 19, 2020, plus any shares issuable to the shareholder within 60 days after August 19, 2020 (i.e., October 18, 2020), including RSUs that vest and share options that are exercisable on or before October 18, 2020.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 14, 2020.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2020.

(6)	This information is based solely upon a Schedule 13D/A that the shareholder filed with the SEC on November 15, 2019.

(7)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 12, 2020.

(8)
Includes an aggregate of (i) 2,136,435 shares held by the Trusts and entities wholly owned by the Trusts, and (ii) 109,181 shares held by a charitable entity established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares and share options beneficially owned by the Trusts and the entities owned by the Trusts and shares owned by the charitable entity except to the extent of their pecuniary interest therein.

(9)
Includes the number of shares listed below that each named executive officer and director has the right to acquire under share options that vest on or before October 18, 2020:

     • Mr. Keane: 105,240 shares held by entities wholly owned by the Trusts
     • Mr. Vassalluzzo: 5,298 shares
     • All current executive officers and directors in the aggregate: 110,538 shares

(10)	Includes 32,029 shares held by a trust of which Mr. Gavin and his wife are trustees.

(11)	Consists of shares held by a trust of which Mr. Quinn's spouse is trustee.

(12)
Includes 2,358,904 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(13)
Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 6 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first two pages of this proxy statement.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on September 25, 2020, which is the record date for the annual meeting. Shareholders of record at the close of business on September 25, 2020 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is [____________]. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by using any of the following methods:

•	by telephone using the toll-free telephone number shown on the proxy card or Notice of Internet Availability

•	through the Internet as instructed on the proxy card or Notice of Internet Availability

•
if you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, by completing and signing the proxy card and promptly returning it in the envelope provided to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA, or by mailing or otherwise depositing it at our registered office in Ireland

•	by attending the meeting and voting in person

For your vote to be counted at the meeting, your proxy must be received no later than 10:00 a.m. Eastern Standard Time on November 20, 2020, the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting).

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Board of Directors. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting);

•
delivering written notice to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting); or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Waltham, MA, USA in person, we request that you notify us in advance, if possible, by sending our Senior Securities Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480. In accordance with the requirements of Irish law, shareholders of record who wish to participate in the annual meeting without leaving Ireland may also do so by attending in person at the offices of our Irish lawyers, Matheson, located at 70 Sir John Rogerson's Quay, Dublin 2, Ireland, at the time of the meeting, where technological means will be made available to participate in the meeting. You will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under Cimpress' Constitution, holders of at least a majority of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement, in each case assuming a quorum is present:

•
Proposal 2 (advisory “say on pay”):  This proposal requires the approval of at least a majority of votes cast at the annual meeting. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•	Proposal 4 (setting the price range for issuing treasury shares): This proposal requires the approval of at least 75% of the votes cast at the annual meeting.

•	All other proposals: These proposals require the approval of at least a majority of votes cast at the annual meeting.

For all proposals, Irish law provides that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting for the purpose of determining whether there is a quorum but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How does the Board of Directors recommend that I vote on the proposals?

Our Board recommends that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement.

Do the executive officers or directors have any substantial interests in these proposals?

No, our executive officers and directors do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares or their own appointment to the Board of Directors.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Board does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Board position, for the 2021 annual general meeting?

Because we are an Irish public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Irish rules and timeframes will apply if you wish to submit a candidate to be considered for election to our Board of Directors at our 2021 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2021 annual general meeting.

Under our Constitution, in order to nominate a candidate for election as a director or bring other business before our 2021 annual general meeting, you must deliver notice of the matter, in compliance with the Constitution, to the address listed below no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the 2020 annual meeting. However, if the date of our 2021 annual general meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the 2020 annual meeting, you must deliver the required notice no earlier than 120 calendar days before the 2021 annual general meeting and no later than the later of 90 calendar days before the 2021 annual general meeting or five calendar days after the day on we first publicly announce the date of our 2021 annual general meeting.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2021 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act, and we must receive your proposal at our office in Dundalk, Ireland as set forth below no later than [_____], 2021.

Any proposals, nominations or notices under our Constitution or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress plc
Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland

With a copy to:
Senior Securities Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $12,510 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

CIMPRESS PLC

2020 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2020 Equity Incentive Plan (the "Plan") of Cimpress plc, a public limited company incorporated under the laws of Ireland (the "Company"), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate individuals who are expected to make important contributions to the Company and by providing such individuals with equity ownership opportunities and performance-based incentives that are intended to better align the interests of the individuals with those of the Company’s shareholders. Except where the context otherwise requires, the term "Company" includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors of the Company (the "Board").

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms "consultants" and "advisors" are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a "Participant." "Award" means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Shares (as defined in Section 7), RSUs (as defined in Section 7), and Other Share-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)Administration by Board. The Board administers the Plan and has the authority to grant Awards, including but not limited to determining which individuals will be granted Awards, the timing of granting Awards, the type(s) of Awards to be granted, and the terms and conditions of each Award; to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable; and to exercise such powers and perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems expedient, and it is the sole and final judge of such expediency. All decisions by the Board are made in the Board’s sole discretion and are final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" mean the Board, a Committee or the officers referred to in Section 3(c), in the latter two cases to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. The Board may revoke or amend the terms of a delegation under this Section 3(b) or under Section 3(c) at any time, but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine. However, the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, if any, which may include a formula by which the exercise price is determined) and the maximum number of shares subject to such Awards that the officers may grant, and no officer is authorized to grant such Awards to any (1) "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (2) "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act), or (3) member of the Board.

4.Ordinary Shares Available for Awards; Plan Limits

(a)Number of Shares; Share Counting.

(1)Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 3,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the "Ordinary Shares") plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 3,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)Share Counting. For purposes of counting the number of shares available under the share limits specified in this Section 4(a), the following provisions apply:

(A)All Ordinary Shares covered by SARs are counted against the share limits specified in this Section 4(a), except that if the Company grants an SAR in tandem with an Option for the same number of Ordinary Shares and provides that only one such Award may be exercised (a "Tandem SAR"), only the shares covered by the Option, and not the shares covered by the Tandem SAR, are so counted, and the expiration of one in connection with the other’s exercise does not restore shares to the Plan.

(B)If any Award or, after the Effective Date (as defined below), any award granted under the Company’s 2016 Performance Equity Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Ordinary Shares subject to such award being redeemed by the Company at the original issuance price pursuant to a contractual redemption right) or (ii) results in any Ordinary Shares not being issued (including as a result of an SAR that was settleable either in cash or in shares actually being settled in cash), the unused Ordinary Shares covered by such award are again available for the grant of Awards; for clarity, without limiting the foregoing, with respect to performance share unit awards under the 2016 Performance Equity Plan that are outstanding as of the Effective Date and that subsequently expire or are terminated, surrendered, canceled or forfeited in whole or in part, one Ordinary Shares for each unit subject to each such award becomes available for the grant of Awards under this Plan. However, in the case of Incentive Stock Options, the foregoing is subject to any limitations under the Code; in the case of the exercise of an SAR, the number of shares counted against the share limits specified in this Section 4(a) is the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; and the shares covered by a Tandem SAR do not again become available for grant upon the expiration or termination of such Tandem SAR.

(C)Ordinary Shares that a Participant delivers to the Company (whether by actual delivery, attestation or net exercise) to (i) purchase Ordinary Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award or, after the Effective Date, any award granted under the Company’s 2016 Performance Equity Plan creating the tax obligation) are not added back to the number of shares available for the future grant of Awards.

(D)Ordinary Shares repurchased or redeemed by the Company on the open market using the proceeds from the exercise of an Award do not increase the number of shares available for future grant of Awards.

(b)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof, on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards do not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.Share Options

(a)General. The Board may grant options to purchase Ordinary Shares (each, an "Option") and shall determine the number of Ordinary Shares covered by each Option, the exercise price of each Option and such conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)Incentive Stock Options. An Option that is designated and qualified as an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") may be granted only to employees of Cimpress plc, any of the parent or subsidiary corporations of Cimpress plc as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, in each case as of the date of grant of the Option. An Option that is not designated, or does not qualify, as an Incentive Stock Option is a "Nonstatutory Share Option." The Company has no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Share Option.

(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price may not be less than 100% of the Fair Market Value per Ordinary Share on the date the Option is granted, unless the Board approves the grant of an Option with an exercise price to be determined on a future date, in which case the exercise price may not be less than 100% of the Fair Market Value on such future date. Notwithstanding the foregoing, Options may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. "Fair Market Value" means the fair market value of the Ordinary Shares determined in good faith by the Board, unless the Ordinary Shares are listed on a stock exchange or traded on an established market, in which case Fair Market Value shall be determined by reference to market quotations.

(d)Duration of Options. Each Option is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement, except that no Option may have a term in excess of 10 years.

(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of Ordinary Shares for which the Option is exercised. The Company shall deliver Ordinary Shares subject to the Option as soon as practicable after the Participant has fulfilled the requirements contained in the Option agreement and applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant).

(f)Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan must be paid for as follows:

(1)in cash or by check, payable to the order of the Company;

(2)except as the applicable Option agreement may provide or the Board may approve in its sole discretion, by an arrangement that is acceptable to the Company with a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding;

(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, so long as (A) such method of payment is then permitted under applicable law, (B) the Participant owned such Ordinary Shares, if acquired directly from the Company, for such minimum period of time, if any, as the Board may establish in its discretion and (C) such Ordinary Shares are not subject to any redemption, forfeiture, unfulfilled vesting or other similar requirements;

(4)to the extent permitted by applicable law and provided for in the applicable Nonstatutory Share Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive (A) the number of shares underlying the portion of the Option being exercised, less (B) such number of shares as is equal to (i) the aggregate exercise price for the portion of the Option being exercised divided by (ii) the Fair Market Value on the date of exercise;

(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)by any combination of the above permitted forms of payment.

(g)Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it constitutes a Nonstatutory Share Option.

(h)Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market ("NASDAQ").

6.Share Appreciation Rights

(a)General. The Board may grant Awards consisting of share appreciation rights ("SARs") entitling the holder, upon exercise, to receive an amount of Ordinary Shares or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of an Ordinary Share over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined is the exercise date.

(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price may not be less than 100% of the Fair Market Value on the date the SAR is granted, unless the Board approves the grant of an SAR effective as of a future date, in which case the measurement price may not be less than 100% of the Fair Market Value on such future date.

(c)Duration of SARs. Each SAR is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement, except that no SAR may have a term in excess of 10 years.

(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Ordinary Shares and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of NASDAQ.

7.Restricted Shares; Restricted Share Units

(a)General. The Board may grant Awards entitling recipients to acquire Ordinary Shares ("Restricted Shares"), subject to the right of the Company to redeem all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Board in the applicable Award are not satisfied before the end of the applicable restriction period(s) established by the Board for such Award. The Board may also grant Awards consisting of restricted share units entitling the recipient to receive Ordinary Shares or cash to be delivered when such Award vests ("RSUs") (Awards of Restricted Shares and RSUs are each referred to herein as a "Restricted Share Award").

(b)Terms and Conditions for All Restricted Share Awards. The Board shall determine the terms and conditions of a Restricted Share Award, including the conditions for vesting and redemption (or forfeiture) and the issue price, if any. Upon the grant of Restricted Shares and payment of any applicable purchase price, a Participant has the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends, but any dividends paid by the Company during the vesting period will accrue and will not be paid to the Participant until and only to the extent the Restricted Shares vest.

(c)Additional Provisions Relating to RSUs.

(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to RSUs, the Participant is entitled to receive from the Company the number of Ordinary Shares determined by the Board and set forth in the applicable Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of the number of Ordinary Shares determined by the Board and set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of RSUs be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code, if applicable.

(2)Voting Rights. A Participant has no voting rights with respect to any RSUs.

(3)Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Ordinary Shares ("Dividend Equivalents"). The Company may pay Dividend Equivalents currently or credit them to an account for the Participant, may settle Dividend Equivalents in cash and/or Ordinary Shares and may provide that the Dividend Equivalents are subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which they are paid, in each case to the extent provided in the Award agreement. Dividend Equivalents granted as a component of an Award of RSUs must provide that such Dividend Equivalents will be settled only upon settlement or payment of, or lapse of restrictions on, such RSUs, and that such Dividend Equivalents will expire or be forfeited or annulled under the same conditions as such RSUs.

8.Other Share-Based Awards

(a)General. The Company may grant to Participants hereunder other Awards of Ordinary Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares or other property ("Other Share-Based-Awards"). Such Other Share-Based Awards are also available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. The Company may pay Other Share-Based Awards in Ordinary Shares or cash, as the Board determines.

(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Share-Based Award, including any purchase price applicable thereto.

9.Adjustments for Changes in Ordinary Shares and Certain Other Events

(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, the Company shall equitably adjust (or make substituted Awards, if applicable) in the manner determined by the Board (1) the number and class of securities available under the Plan, (2) the share counting rules and sublimits set forth in Section 4(a), (3) the number and class of securities and exercise price per share of each outstanding Option,

(4) the share and per-share provisions and the measurement price of each outstanding SAR, (5) the number of shares subject to and the redemption price per share subject to each outstanding Restricted Share Award, and (6) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Share-Based Award. Without limiting the generality of the foregoing, if the Company effects a split of the Ordinary Shares by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend is entitled to receive, on the distribution date, the stock dividend with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)Reorganization Events.

(1)Definition. A "Reorganization Event" means (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Ordinary Shares of the Company are converted into or exchanged for the right to receive cash, securities or other property or are cancelled; (B) any transfer or disposition of all of the Ordinary Shares of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (C) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (D) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company; or (E) any liquidation or dissolution of the Company.

(2)Consequences of a Reorganization Event on Awards Other than Restricted Shares.

(A)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Shares on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that the acquiring or succeeding corporation (or an affiliate thereof) assume such Awards or substitute substantially equivalent awards; (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately before the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period after the date of such notice; (iii) provide that outstanding Awards become exercisable, realizable, or deliverable, or restrictions applicable to an Award lapse, in whole or in part before or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each Ordinary Share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of Ordinary Shares subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately before such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board is not obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding RSUs that are subject to Section 409A of the Code: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a "change in control event," as defined under Treasury Regulation Section 1.409A-3(i)(5)(i), then no assumption or substitution is permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if such action is permitted or required by Section 409A of the Code. If the Reorganization Event is not a "change in control event" as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs terminate immediately before the consummation of the Reorganization Event without any payment in exchange therefor.

(C)For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Shares) is considered assumed if, after consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each Ordinary Share subject to the Award immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Ordinary Shares for each Ordinary Share held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Reorganization Event.

(3)Consequences of a Reorganization Event on Restricted Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the redemption and other rights of the Company with respect to outstanding Restricted Shares inure to the benefit of the Company’s successor and, unless the Board determines otherwise, apply to the cash, securities or other property which the Ordinary Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Shares; provided, however, that the Board may provide for termination or deemed satisfaction of such redemption or other rights under the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Shares then outstanding are automatically deemed terminated or satisfied.

10.General Provisions Applicable to Awards

(a)Transferability of Awards. The person who is granted an Award may not sell, assign, transfer, pledge or otherwise encumber such Award, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the Participant, only the Participant may exercise such Award. Notwithstanding the immediately preceding two sentences, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant without consideration, subject to any limitations that the Board deems appropriate. The Company is not required to recognize any such permitted transfer until such time as such permitted transferee, as a condition to such transfer, delivers to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee is bound by all of the terms and conditions of the Award and the Plan. References to a Participant, to the extent relevant in the context, include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) is deemed to restrict a transfer to the Company.

(b)Documentation. Each Award is evidenced in such form (written, electronic or otherwise) as the Board determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Board Discretion. Except as otherwise provided by the Plan, the Company may make each Award alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. The Board may also use different methods to determine Fair Market Value depending on whether the Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant or the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award. "Designated Beneficiary" means (1) the beneficiary that a Participant designates, in a manner determined by the

Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (2) in the absence of an effective designation by a Participant, the Participant’s estate.

(e)Tax Withholding. The Participant must satisfy all applicable taxes, charges, levies or social insurance contributions required to be withheld in any jurisdiction before the Company will deliver Ordinary Shares or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the tax withholding obligations through additional withholding on salary, wages or other compensation or amounts owed to the Participant. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for tax withholding or have a broker tender to the Company cash equal to the tax withholding obligations. The Participant shall be accountable for any taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in Awards or Ordinary Shares issued pursuant to an Award. The Company shall not become liable for any of the Participant’s taxes as a result of the Participant’s participation in the Plan. In respect of such assessable income, the Participant shall indemnify the Company which is or may be treated as the employer of the Participant in respect of the taxes. Pursuant to this indemnity, where necessary, the Participant shall make such arrangements as the Company requires to meet the cost of the tax withholding obligations. Payment of tax withholding obligations is due before the Company will issue any Ordinary Shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax withholding obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including Ordinary Shares retained from the Award creating the tax withholding obligation, valued at their Fair Market Value. If provided for in an Award or approved by the Board in its sole discretion, the Company may also require such tax withholding obligations to be satisfied, in whole or in part, by an arrangement whereby a certain number of Ordinary Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the tax withholding obligations. However, except as otherwise provided by the Board, the total tax withholding where Ordinary Shares are being used or sold to satisfy such tax withholding obligations cannot exceed the Company’s maximum statutory withholding obligations, except that, to the extent that the Company is able to retain or cause the sale of Ordinary Shares having a Fair Market Value that exceeds the statutory maximum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory maximum withholding tax, the Company may retain or cause the sale of such number of Ordinary Shares (up to the number of Ordinary Shares having a Fair Market Value equal to the maximum individual statutory rate of tax) as the Company determines in its sole discretion to satisfy the tax withholding obligations associated with any Award. The Company (i) makes no representations or undertaking regarding the tax consequences to any Participant with respect to any Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

(f)Amendment of Award. Except as otherwise provided in the Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Share Option. The Participant’s consent to such action is required unless (1) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (2) the change is permitted under Section 9.

(g)Conditions on Delivery of Shares. The Company is not obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company; (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations; and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)Payment of Nominal Value. Notwithstanding any other provision of this Plan, no Ordinary Shares in the authorized but unissued share capital of the Company shall be issued in settlement of an Award unless they are paid-up, on issuance, to at least their nominal value. If the Board determines that an Award is to be settled by the issuance of authorized but unissued Shares, the Board may decide that the Shares so issued will be: (1) paid-up from the exercise price (if any); (2) otherwise paid-up by the Participant; (3) subject to applicable law, paid-up by the Company from distributable profits or other reserves which may be applied for that purpose; or (4) subject to applicable law, paid-up by a subsidiary of the Company or by another person.

(i)Acceleration. The Board may at any time provide that any Award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.Miscellaneous

(a)No Right To Employment or Other Status. No person has any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award may not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary has any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares.

(c)Effective Date and Term of Plan. The Plan becomes effective the date it is approved by the Company’s shareholders (the "Effective Date"). The Company shall not grant any Awards under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date. No grants of Incentive Stock Options may be made under the Plan after the expiration of 10 years from the date the Plan is approved by the Board.

(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that (1) no amendment that would require shareholder approval under the rules of NASDAQ may be made effective until the Company’s shareholders approve such amendment, and (2) no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Sections 4(b) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan is effective until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) applies to, and is binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, so long as the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e)Determination of Participating Affiliates; Authorization of Sub-Plans (including for grants to non-U.S. employees). The Board has the authority to determine which of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code are covered by and eligible to participate in the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board may establish such sub-plans by adopting supplements to the Plan containing (1) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (2) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board are deemed to be part of the Plan, but each supplement applies only to Participants within the affected jurisdiction and the Company is not required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.

(f)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (1) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code and (2) the Participant is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit will not be paid before the earlier of six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) or the Participant’s death (the "New Payment Date"), except as Section 409A of the Code may then permit. The Company shall pay to the Participant in a lump sum on such New Payment Date the aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date, and the Company shall make any remaining payments on their original schedule. The Company makes no representation or warranty and has no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company is liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor is any such individual personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company shall indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)Governing Law. The provisions of the Plan and all Awards made hereunder are governed by and interpreted in accordance with the laws of Ireland, excluding choice-of-law principles.

(i)Right to Repurchase Shares. To the extent any Award granted by the Company, whether prior to, or after, the Effective Time contains a contractual right on the part of the Company to repurchase Ordinary Shares, such right shall, for all purposes of the Companies Act 2014 of Ireland, as amended, constitute a right to redeem the Ordinary Shares (and any relevant Ordinary Shares which are issued subject to such a redemption right shall be issued as redeemable Ordinary Shares without further action on the part of the Board, any committee of the Board or any delegate of the Board).